Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of American Resilience Portfolio, Emerging Markets ex China Portfolio, Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Global Concentrated Portfolio, Global Core Portfolio, Global Endurance Portfolio, Global Focus Real Estate Portfolio, Global Franchise Portfolio, Global Infrastructure Portfolio, Global Real Estate Portfolio, Global Sustain Portfolio, International Equity Portfolio, International Resilience Portfolio, Next Gen Emerging Markets Portfolio, Passport Overseas Equity Portfolio, U.S. Focus Real Estate Portfolio, U.S. Real Estate Portfolio, US Core Portfolio and Vitality Portfolio and “Consolidated Financial Highlights” in the Prospectuses of Advantage Portfolio, Asia Opportunity Portfolio, Counterpoint Global Portfolio, Developing Opportunity Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Permanence Portfolio, Growth Portfolio, Inception Portfolio, International Advantage Portfolio, International Opportunity Portfolio, Multi-Asset Real Return Portfolio and Permanence Portfolio, and “Investment Advisory and Other Services -- Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2024, and each included in this Post-Effective Amendment No. 260 to the Registration Statement (Form N-1A, File No. 033-23166) of Morgan Stanley Institutional Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 29, 2024, with respect to the financial statements and financial highlights of American Resilience Portfolio, Emerging Markets ex China Portfolio, Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Global Concentrated Portfolio, Global Core Portfolio, Global Endurance Portfolio, Global Focus Real Estate Portfolio, Global Franchise Portfolio, Global Infrastructure Portfolio, Global Real Estate Portfolio, Global Sustain Portfolio, International Equity Portfolio, International Resilience Portfolio, Next Gen Emerging Markets Portfolio, Passport Overseas Equity Portfolio, U.S. Focus Real Estate Portfolio, U.S. Real Estate Portfolio, US Core Portfolio and Vitality Portfolio and the consolidated financial statements and consolidated financial highlights of Advantage Portfolio, Asia Opportunity Portfolio, Counterpoint Global Portfolio, Developing Opportunity Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Permanence Portfolio, Growth Portfolio, Inception Portfolio, International Advantage Portfolio, International Opportunity Portfolio, Multi-Asset Real Return Portfolio and Permanence Portfolio (thirty-three of the funds constituting Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 26, 2024